UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

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SHUTTLE PHARMACEUTICALS HOLdIngS, InC.

2025 Annual Meeting of Stockholders

March 31, 2025

Dear Shareholders,

It is with great excitement that I write to review the key milestones that have been reached over the past year and those that remain in focus to advance Shuttle Pharma’s mission to improve outcomes for cancer patients receiving radiation therapy (RT).

LEAD PROGRAM LAUNCHED WITH ENROLLMENT MEETING ALL EXPECTATIONS

The biggest milestone achieved this past year was the successful launch of our Phase 2 trial of Ropidoxuridine and RT for treatment of patients with glioblastoma. We officially reached that milestone in November 2024 when the first patients had been enrolled and treated at three of the six cancer center affiliates: UVA Cancer Center, Miami Cancer Institute, part of Baptist Health South Florida, and the John Theurer Cancer Center at Hackensack University Medical Center.

Since the first patients were dosed, enrollment into the clinical trial has been robust and has met all expectations. As of writing this letter, we have achieved 43% enrollment in the initial randomized phase of the clinical trial with a total enrollment of 17 of the initial 40 patients. Further, 11 of the 40 patients have completed all seven cycles. Our objective is to finalize enrollment later this year with follow up and data read out in 2026.

Leading up to trial commencement, we successfully onboarded all six nationally recognized, East Coast cancer centers. The six centers were chosen for their recognized state-of-the-art cancer care and the availability of patients presenting with the most aggressive form of brain tumors – IDH wild-type, methylation negative glioblastoma, the target of the clinical trial.

As a reminder, the Phase 2 clinical trial design initially randomizes 40 patients into two different dose levels of drug, with 20 patients receiving 1,200 mg/day and 20 patients receiving 960 mg/day, to determine an optimal dose for use in glioblastoma patients in combination with RT. After the optimal dose is identified, 14 additional patients will be enrolled at the optimal dose to reach statistical significance with the end-point demonstrating increased survival as compared to historical controls.

This clinical trial is critical to the broader radiation therapy industry as we look to leverage radiation sensitizers to increase cancer cure rates, prolong patient survival and improve quality of life for patients suffering from glioblastoma. I look forward to continued trial execution as we aim to improve the lives of millions of patients impacted by cancer and to bring hope to patients and families around the world.

ADVANCEMENT OF A ROBUST DEVELOPMENT PORTFOLIO

Our primary focus is on our lead therapeutic Ropidoxuridine program. However, it remains important to understand the depth of development stage assets across both cancer Therapeutics and Diagnostics.

THERAPEUTICS

Within Therapeutics, after Ropidoxuridine, the second priority has been focused on our HDAC6 selective inhibitor SP-2-225. During the past year, we have contracted with Dr. Alejandro Villagra’s laboratory at Georgetown University to perform in vivo studies of HDAC6 inhibition in 4T1 syngeneic mouse breast cancers. Tumor growth delay has been observed, and validation experiments have been completed. SP-2-225 is ready for IND-enabling studies followed by Phase I clinical testing.

Development of other preclinical assets, including our next generation radiation sensitizer formulation of Ropidoxuridine / Tipiracil and our Class I selective HDAC inhibitor for ER+ breast cancer, will be prioritized as funds become available. In addition, we plan to submit applications for NIH funding and seek collaborations or joint ventures to support further development of selected preclinical assets.

DIAGNOSTICS

Our Shuttle Diagnostics subsidiary aims to develop pretreatment diagnostic blood tests and imaging agents for prostate cancer patients. The PC-Rad test was developed for predicting outcomes following radiation therapy for localized prostate cancer and the PSMA-B ligand is a theranostic molecules offering diagnosis and therapeutics capability for metastatic prostate cancer.

The intellectual property underlying the PC-Rad Test predictive biomarker technology was developed by a collaboration of Shuttle Pharma and Georgetown University scientists through analytical validation and is ready for clinical validation to seek FDA approval as a medical device. Current plans focus on initiation of the clinical trial for clinical validation of the PC-Rad Test by an investigator-initiated clinical trial, working with colleagues at MedStar-Georgetown University Hospital, and expanding to a multi- institutional clinical trial as resources become available.

For our PSMA-B development program, we have entered into a sponsored research agreement with the University of California, San Francisco (UCSF) to advance pre-clinical development as a potential diagnostic and therapeutic, or theranostic, molecule. In a discovery project to develop a novel, boron- containing PSMA ligand to enhance proton radiation therapy of prostate cancer, we observed that the PSMA-B molecule containing boron and demonstrating nanomolar binding activity to PSMA also offered the potential for imaging metastatic prostate cancer. Preclinical evaluations have been initiated to explore the PSMA-B ligand as a potential prostate cancer sensitizer in combination with proton therapy, as well as a PET diagnostic reagent and as a targeted prostate cancer therapeutic. The agreement with UCSF will support further preclinical testing in a mouse model of prostate cancer for its potential to bind to prostate cancer deposits in mice.

Our intellectual property within both diagnostic programs (PC-Rad and PSMA-B ligand) offers an opportunity for further development through a potential Shuttle Diagnostics spin-out.

ENHANCED BUSINESS FOCUS

With scientific and clinical trial activities accelerating, Christopher Cooper has been appointed as interim Chief Executive Officer, focused on enhancing capital markets and business capabilities. Christopher brings a wealth of business experience which, when balanced with the inherent scientific expertise of the Shuttle Pharma team, should allow for a more effective executive structure to inspire confidence going forward.

We have also appointed three new members to our board of directors (George Scorsis, Oleh Nabyt and Joseph Tung), offering business and legal backgrounds to help guide the Company going forward. In connection with appointments of new members, Dr. Milton Brown, Dr. Chris Senanayake, Dr. Bette Jacobs and Mr. Joshua Schafer resigned from their positions. I personally thank Drs. Brown, Senanayake, Jacobs and Mr. Schafer for their contributions to the company.

As a pre-revenue discovery and developmental company, we are dependent on expanding our access to the capital markets, and most recently, we completed a $5.75 million straight common stock offering in March 2025 to support the Phase 2 clinical trial for Ropidoxuridine and RT, for marketing and advertising services, and for working capital and general corporate purposes.

OUR WORK. OUR PURPOSE.

At Shuttle Pharma, our mission is to launch the next generation of drugs to improve outcomes and achieve more cures for cancer patients undergoing radiation treatments. We acknowledge that this will not be an easy task and will require dedication, extreme effort, and expertise.

Through teamwork and strategic collaboration, we believe in our ability to make a meaningful difference in the lives of cancer patients. By pushing scientific boundaries and working together, we aim to improve the lives of millions impacted by cancer and bring hope to patients and families around the world.

I thank our team and investors for continued support as Shuttle Pharma’s drugs achieve scientific milestones on a path to commercialization and clinical application.

Sincerely yours,

/s/ Anatoly Dritschilo

Anatoly Dritschilo, MD
Chairman of the Board of Directors

Shuttle Pharmaceuticals Holdings, Inc.

Notice of Annual Meeting of Stockholders of Shuttle Pharmaceuticals Holdings, Inc.

DATE AND TIME	VIRTUAL MEETING	RECORD DATE
Friday, May 9, 2025 at 12:00 P.M. EST	This year’s meeting will be held online at: www.virtualshareholdermeeting.com/SHPH2025	March 13, 2025

ITEMS OF BUSINESS	BOARD VOTING RECOMMENDATION
Proposal No. 1: Elect five (5) directors named in the attached Proxy Statement to serve until the 2026 Annual Meeting of Stockholders.	FOR each director nominee
Proposal No. 2: To ratify appointment of Forvis Mazars, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2025.	FOR
Proposal No. 3: To approve (on an advisory basis) the Company’s executive compensation.	FOR
Proposal No. 4: To authorize the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-10 (the “Reverse Stock Split”).	FOR
Proposal No. 5: To approve the first amendment to the Shuttle Pharmaceuticals Holdings, Inc. 2018 Equity Incentive Plan to increase the amount of shares reserved for issuance by 5,000,000 shares of common stock.	FOR
Proposal No. 6: To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

This notice, proxy statement and voting instructions are being mailed to stockholders beginning on or about March 31, 2025.

Your vote is important

Regardless of whether you plan to attend the live meeting, we encourage you to vote as soon as possible in one of the following ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	AT THE VIRTUAL MEETING
Visit the web site listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/SHPH2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2025. Our Proxy Statement is available on our website at https://shuttlepharma.com/. For further information about the Company, including copies of our audited financial statements for the fiscal year ended December 31, 2024, please see our annual report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 26, 2025, as well as other SEC filings made since that date.

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Table of Contents

PROXY SUMMARY	3
Meeting Information	3
Introduction of Director Nominees	4
Compensation Highlights	4

Board of Directors and Corporate Governance	4
Director Biographies	4
Director Independence	6
Board Leadership Structure	7
Board Meetings and Committees	7
Considerations in Evaluating Director Nominees	10
Stockholder Recommendations for Nominations to the Board of Directors	10
Communications with the Board of Directors	10
Corporate Governance Guidelines and Code of Conduct and Ethics	10
Role of the Board of Directors in Risk Oversight	11
Director Compensation	11

PROPOSAL 1: ELECTION OF DIRECTORS	11

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM	12

proposal 3: approval of the company’s executive compensation (advisory basis)	14

Proposal 4: authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-8	20

PROPOSAL 5: APPROVAL OF THE FIRST AMENDMENT TO THE SHUTTLE PHARMACEUTICALS HOLDINGS, INC. 2018 EQUITY INCENTIVE PLAN TO INCREASE THE AMOUNT OF SHARES RESERVED FOR ISSUANCE BY 5,000,000 SHARES OF COMMON STOCK	27

EXECUTIVE COMPENSATION	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

RELATED PARTY TRANSACTIONS	19

FREQUENTLY ASKED QUESTIONS	29

OTHER MATTERS	33

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Proxy Summary

About the Meeting

DATE AND TIME May 9, 2025 at 12:00 P.M. EST MEETING You can attend the Annual Meeting virtually via the Internet by visiting www.virtualshareholdermeeting.com/SHPH2025.		RECORD DATE March 13, 2025 STOCK EXCHANGE The common stock of the Company is listed on The Nasdaq Capital Market under the symbol “SHPH.”
PROXY VOTING

Internet	Meeting	Phone	Mail
Visit the web site listed on your proxy card	Vote at the Annual Meeting online at www.virtualshareholdermeeting.com/SHPH2025	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR each director nominee. The Board of Directors believes that these individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that you vote FOR the ratification of the Company’s independent auditor, Forvis Mazars, LLP.

PROPOSAL 3: EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR approval of the Company’s executive compensation plan, on an advisory basis. We believe the existing executive compensation structure for our named executive officers, as presented herein, is fair and in the best interest of the Company’s executives and stockholders alike.

PROPOSAL NO. 4: AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO IN THE RANGE OF 1-FOR-3 TO 1-FOR-10 (THE “REVERSE STOCK SPLIT”).

The Board of Directors recommends that you vote FOR authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-10. We believe that conducting the Reverse Stock Split is in the best interest of the Company and its stockholders.

PROPOSAL NO. 5: APPROVAL OF THE FIRST AMENDMENT TO THE SHUTTLE PHARMACEUTICALS HOLDINGS, INC. 2018 EQUITY INCENTIVE PLAN TO INCREASE THE AMOUNT OF SHARES RESERVED FOR ISSUANCE BY 5,000,000 SHARES OF COMMON STOCK.

The Board of Directors recommends that you vote FOR the first amendment to the Shuttle Pharmaceuticals Holdings, Inc. 2018 Equity Incentive Plan to increase the amount of shares reserved for issuance by 5,000,000 shares of common stock. We believe that increase the number of shares reserved under the Company’s 2018 Equity Incentive Plan is in the best interest of the Company and its stockholders.

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introduction to our Board of Directors

			Committee Memberships
Name and Position	Age	Other Public Board Memberships	Audit	Compensation	Nominating & Corporate Governance
ANATOLY DRITSCHILO, MD CHIEF SCIENTIFIC OFFICER AND CHAIRMAN	80

STEVEN RICHARDS INDEPENDENT DIRECTOR	56		C	M

GEORGE SCORSIS INDEPENDENT DIRECTOR	48		M	C	M

OLEH NABYT INDEPENDENT DIRECTOR	31		M	M	M

JOSEPH TUNG INDEPENDENT DIRECTOR	41				C

C = Chair | M = Member

Compensation Highlights

WHAT WE DO

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted written charters for each of these committees. Copies of the charters are available on our website at www.shuttlepharma.com. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

WHAT WE DO NOT DO

●	We do not allow repricing of stock options without stockholder approval.
●	We do not provide change of control payments or gross-up of related excise taxes.
●	Dividend equivalents will not be paid unless vesting and performance conditions for Restricted Stock Units (RSUs), to which such rights attach, are met.
●	We do not provide significant perquisites to our named executive officers.

Board of Directors and Corporate Governance

Below is biographical information about each of our directors:

Anatoly Dritschilo, M.D. Dr. Dritschilo is a co-founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since the Company’s formation in December 2012. In March 2025, Dr. Dritschilo assumed the role of Chief Scientific Officer, with his role focused on overseeing clinical trials and scientific development at the Company, while remaining in the position of Chairman of the Board of Directors. Dr. Dritschilo is a radiation oncologist by training and has held multiple leadership positions in health care. At Georgetown University Medical School in Washington, D.C., he served principally as Department Chair from 1980 to 2022; Chief of Radiation Oncology at MedStar-Georgetown University Hospital from 2005 to 2022; Medical Director of Georgetown University Hospital from 1994 to 1997; and Interim Director of the NCI-funded Lombardi Comprehensive Cancer Center from 2005 to 2007. He has also served on the boards of directors of MedStar-Georgetown University Hospital, the National Capital Rehabilitation Hospital, and the MedStar Health Research Institute. Previously, he was a founding director of Oncomed, Inc. and a member of the board of directors of Neopharm, Inc. His 250+ scientific publications and 20+ issued patents have earned him election as a Fellow of the National Academy of Inventors. Dr. Dritschilo holds a Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania, a Master of Science degree from the New Jersey Institute of Technology, a medical degree from the College of Medicine of New Jersey (Rutgers) and residency training from the Harvard Joint Center for Radiation Therapy. His qualifications support his service as our Chief Scientific Officer and Chairman of the Board of Directors.

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Steven Richards. Mr. Richards was appointed to be a member of our Board of Directors in 2019. He is Chief Executive Officer and Founder of Endurance Media, a media finance company based in Santa Monica, California, that launched in 2014 with a strategic alliance with eOne Entertainment and a mandate to produce and finance commercially driven feature films. From 2006 to 2014, Mr. Richards served as Co-President and Chief Operating Officer of Silver Pictures where he oversaw all business activities and managed a team of more than 20 people responsible for film development, production, and financial information. From 2000 to 2006, he served as Chief Financial Officer at Silver Pictures and from 1995 to 2000 as Vice President, Finance, at Silver Pictures. Mr. Richards holds an MBA in Finance from UCLA, a BBA in accounting from Temple University, and holds his CPA license. His experience as a chief financial officer and his knowledge of accounting provides guidance and oversight to our Board of Directors as we grow our Company.

George Scorsis. Mr. Scorsis has served as director of the Company since February 2025. Mr. Scorsis has over 25 years of experience leading companies in highly regulated industries to rapid growth, including alcohol, energy drinks, medical cannabis, psychedelics and cell-based foods. Mr. Scorsis started his career in alcoholic beverage while attending York University in 2000, completing his bachelor’s in administrative studies. From July 2011 to October 2015, Mr. Scorsis served as the President of Red Bull Canada. During this position, Mr. Scorsis was instrumental in restructuring the organization from a geographical and operational perspective, growing the business to $150 million in revenue. From October 2015 to July 2017, Mr. Scorsis worked as President at Mettrum Health Corp., a leading Canadian cannabis distributor. From July 2017 to February 2019, Mr. Scorsis served as the Chief Executive Officer and Director of Liberty Health Sciences, which was one of the first Canadian cannabis companies to expand into the U.S. and was fundamental in developing the platform which was most recently acquired for $372 million. From January 2015 to April 2018, Mr. Scorsis has served as Chairman of the Board of Directors of SOL Global Investments Corp. (formerly known as Scythian Biosciences Corp.) Mr. Scorsis also currently serves as the Chairman of Entourage Health Corp. (since February 2019) and Chairman of AWAKN Life Sciences (since January 2017), which are publicly traded on the TSX Venture Exchange and NEO Exchange, respectively. We believe his strong entrepreneurial background, as well as his detailed knowledge and experience working with biotech and pharmaceutical companies, position him well to serve as an effective member of our board of directors.

Oleh Nabyt. Mr. Nabyt has served as director of the Company since February 2025. Mr. Nabyt comes with a strong track record of financial analysis and process improvement across multiple industries, with significant progression in roles and responsibilities. From June 2017 to September 2018, Mr. Nabyt served as Financial Analyst at Zoetis. At Zoetis, he led data governance, developed KPI dashboards, enhanced operational visibility, and played a key role in streamlining financial processes during a critical growth phase. From September 2018 to April 2020, Mr. Nabyt served as a lead Financial Associate on the FP&A team at Hudson Group, a newly public company. At Hudson Group, he worked directly under the Chief Financial Officer and closely with Investor Relations. From May 2021 to present, Mr. Nabyt has served as Finance Manager at NCLH, where he oversees a $500M budget, continuing to take on increasingly complex financial management and leadership responsibilities. Mr. Nabyt received his bachelor’s degree from Rutgers University in 2016. His diverse experience positions him as a strategic finance professional, adept at driving both operational excellence and financial efficiency. We believe his detailed knowledge of financial industries and public companies position him well to serve as an effective member of our board of directors.

Mr. Joseph Tung. Mr. Tung has served as director of the Company since February 2025. Mr. Tung is a securities and corporate lawyer with over a decade of experience advising clients across industries such as mining, technology, cryptocurrency, cannabis, and pharmaceuticals. Mr. Tung became a Partner of Oakridge Law LLP in January 2025. Prior to this, from November 2021 to October 2024, he practiced securities and corporate law at Garfinkle Biderman LLP, where he advised on stock exchange listings, securities offerings, corporate governance, and business transactions including reverse takeovers and qualifying transactions. Previously, he worked at CC Corporate Counsel PC from September 2020 to October 2021, where he handled continuous disclosure documents and stock exchange compliance, and from October 2019 to April 2020, he worked at Beber PC where he focused on secured lending and commercial real estate transactions. Mr. Tung holds dual Canadian and American Juris Doctor degrees from the University of Windsor and University of Detroit Mercy, which he obtained in 2017, a Bachelor of Mathematics from the University of Waterloo, which he obtained in 2006, and has completed two levels of the CFA (Chartered Financial Analyst) exam. We believe his detailed knowledge of corporate and securities law, as well as his CFA and financial knowledge and experience, position him to serve as an effective member of our board of directors.

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Family Relationships

There are no family relationships among our directors.

nominees for Director

Anatoly Dritschilo, M.D. Chief Scientific Officer and Chairman of the Board of Directors	Age: 80 Director since: December 2012 Committees: N/A

Steven Richards Independent Director	Age: 56 Director since: May 2019 Committees: Chair of Audit Committee and Compensation Committee Member

George Scorsis Independent Director	Age: 48 Director since: February 2025 Committees: Chair of Compensation Committee, Member of the Audit Committee and the Nominating and Corporate Governance Committee

Oleh Nabyt Independent Director	Age: 31 Director since: February 2025 Committees: Audit Committee Member, Compensation Committee Member and Nominating and Corporate Governance Committee Member

Joseph Tung	Age: 41
Independent Director	Director Since: February 2025 Committees: Chair of the Nominating and Corporate Governance Committee

*The Company’s previous board independent directors, Dr. Milton Brown, Dr. Chris Senanayake, Dr. Bette Jacobs and Mr. Joshua Schafer resigned from their positions and the Board of Directors appointed Messrs. Scorsis, Nabyt and Tung to serve as the Company’s new independent directors, until the next annual meeting or until their successors are duly elected.

Director Independence

As of the date of this proxy statement, Steven Richards, George Scorsis, Oleh Nabyt and Joseph Tung are our independent directors. As a Nasdaq listed company, we believe that the foregoing directors satisfy the definition of “Independent Director” under Nasdaq Rule 5605(a)(2). In making this determination, our Board of Directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

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Board & Leadership Structure

Dr. Dritschilo holds the positions of Chief Scientific Officer, responsible for the Company’s scientific development and clinical trials, and Chairman of the Board of Directors of the Company. In March 2025, the Company appointed Mr. Christopher Cooper to serve as Interim Chief Executive Officer to oversee the Company’s business and capital markets activities. The Board of Directors believes that Dr. Dritschilo’s services as both Chief Scientific Officer and Chairman of the Board of Directors is in the best interest of the Company and its stockholders. Through his extensive educational and professional experiences, Dr. Dritschilo possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us in the pharmaceutical/biotech industries and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters relating to the Company’s operations and development. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, employees and collaborators.

Christopher Cooper was recently appointed Interim Chief Executive Officer for purposes of assisting the Company in its capital markets and general business activities. We added Mr. Cooper to our leadership team in order to enhance our fundraising capabilities and strengthen our business oversight. Mr. Cooper has more than 27 years of experience in management and finance, having worked in the oil and gas, telecommunications and technology industries. We believe his experience and insight, particularly in financing, will aid the Company in raising capital to fully fund our clinical trials.

The Board of Directors has not designated a lead independent director. The independent directors can call and plan their executive sessions collaboratively and, between meetings of the Board of Directors, communicate with management and one another directly. Under these circumstances, the independent directors believe designating a lead independent director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as independent directors.

The Board of Directors receives regular reports from the Company’s Chief Executive Officer and members of senior management on operational, financial, legal, and regulatory issues and risks. Additionally, the Audit Committee of the Board of Directors is charged under its charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management and the Company’s independent auditor. Whenever a committee of the Board of Directors receives a report involving risk identification, risk management or risk mitigation, the chairman of the relevant committee reports on that discussion, as appropriate, to the full Board of Directors during the next meeting of the Board of Directors.

In addition, our Board of Directors administers the Company’s cybersecurity risk oversight function directly as a whole, and we recently established a Cybersecurity Committee of the Board of Directors (the “Cybersecurity Committee”) to further enhance our cybersecurity oversight. Members of the Cybersecurity Committee are appointed by, and serve at the discretion of, the Board. The Cybersecurity Committee consists of two Board members, both of whom are independent.

Board Meetings and Committees

The Board of Directors held five meetings and took eight actions by written consent during the year ended December 31, 2024. During 2024, all directors attended 100% of the meetings of the Board of Directors and board committees of which the director was a member. Below is the current make-up of each of the committees of our Board of Directors:

AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
Steven Richards, MBA, CPA (Chair) George Scorsis Oleh Nabyt	George Scorsis (Chair) Steven Richards Oleh Nabyt	Joseph Tung (Chair) George Scorsis Oleh Nabyt

Our Board of Directors has established three committees consisting of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The members of each committee qualify as “independent” as defined under Nasdaq listing rules and Rule 10A-3(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Moreover, at least one member of the Audit Committee qualifies as an “audit committee financial expert” as the term is defined under Nasdaq listing rules and applicable rules and regulations of the SEC, based on such director’s respective business and professional experience in the financial and accounting fields.

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Audit Committee. According to its charter, the Audit Committee is to consist of at least three members, each of whom shall be a non-employee director who has been determined by the Board of Directors to meet the independence requirements under Nasdaq listing rules, and also Rule 10A-3(b)(1) of the Securities Act, subject to the exemptions provided in Rule 10A-3(c). A copy of our Audit Committee Charter is located under the “Investor Relations-Governance” tab on our website at www.shuttlepharma.com. At present, the Audit Committee, which consists of Steve Richards, MBA, CPA (Chair), George Scorsis and Oleh Nabyt, assists our Board of Directors in its oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including (a) the quality and integrity of the Company’s financial statements (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of the Company’s internal audit functions and independent auditor, as well as other matters which may come before it as directed by the Board of Directors. Further, the Audit Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, is responsible for annually reviewing the qualifications, performance and independence of the independent auditor and the audit plan, fees, and audit results. Our Board of Directors had previously determined Steve Richards meets the requirements of being an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and, as a result, he serves as chair of the Audit Committee.

Compensation Committee. The Compensation Committee members are George Scorsis (Chair), Oleh Nabyt and Steven Richards. The Compensation Committee aids our Board of Directors in meeting its responsibilities relating to the compensation of the Company’s executive officers and directors and to administer all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees, and consultants. A copy of our Compensation Committee Charter is located under the “Investor Relations-Governance” tab on our website at www.shuttlepharma.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists of Joseph Tung (Chair), Oleh Nabyt and Gorge Scorsis, recommends to the Board of Directors individuals qualified to serve as directors and on committees of the Board of Directors. The Nominating and Corporate Governance Committee further serves to advise the Board of Directors with respect to the Board of Directors’ composition, procedures and establishment of committees, as needed, to develop and recommend to the Board of Directors corporate governance principles applicable to the Company, and to oversee the evaluation of the Board of Directors and management. The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board of Directors in the same manner it considers nominees from other sources. Our Board of Directors retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. All members of the Nominating and Corporate Governance Committee are independent directors. A copy of our Nominating and Corporate Governance Committee Charter is located under the “Investor Relations-Governance” tab on our website at www.shuttlepharma.com.

Audit Committee

MEMBERS	MEETINGS HELD IN 2024: 5* ACTIONS BY WRITTEN CONSENT: 2*
Steve Richards, MBA, CPA (Chair)
George Scorsis
Oleh Nabyt

The Audit Committee of our Board of Directors is our standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

* Messrs. Scorsis and Nabyt joined as the Company’s Board in February 2025. Accordingly, our previous Audit Committee members participated in the Audit Committee meetings held in 2024, or took action by written consent in 2024, until their resignations in February 2025.

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KEY RESPONSIBILITIES

●	Reviews and discusses the financial statements for the financial year ended.

●	Oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

●	Discusses with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

●	Reviews written disclosures and letters from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, regarding the independent accountant’s communications with the Audit Committee concerning independence and discusses with the independent accountant the independent accountant’s independence.

●	Based on the review and discussions with the Company’s independent accountant, recommends to the Board of Directors that such audited financial statements and unaudited interim financial statements be included in the Company’s annual report on Form 10–K and quarterly reports on Form 10-Q, respectively, for the applicable periods for filing with the SEC.

COMPENSATION Committee

MEMBERS	MEETINGS HELD IN 2024: 0* ACTIONS BY WRITTEN CONSENT: 2*
George Scorsis (Chair) Steven Richards Oleh Nabyt

* Messrs. Scorsis and Nabyt joined as the Company’s Board in February 2025. Accordingly, our previous Compensation Committee members took action by written consent for the Compensation Committee in 2024 until their resignations in February 2025.

KEY RESPONSIBILITIES

●	Makes recommendations to the Board of Directors concerning the salaries and incentive compensation for our officers, including our principal executive officer and employees and administers our stock option plan.

NOMINATING AND CORPORATE GOVERNANCE Committee

MEMBERS	MEETINGS HELD IN 2024: 0* ACTIONS BY WRITTEN CONSENT: 0*
Joseph Tung (Chair)
George Scorsis
Oleh Nabyt

* Messrs. Tung, Scorsis and Nabyt joined as the Company’s Board in February 2025. Accordingly, our previous Nominating and Corporate Governance Committee members took action by written consent for the Nominating and Corporate Governance Committee in 2024 until their resignations in February 2025.

KEY RESPONSIBILITIES

●	Assists the Board of Directors in identifying qualified individuals to become board members, in determining the composition of the Board of Directors and in monitoring Board of Directors effectiveness.

9

Considerations in Evaluating Director Nominees

The Board of Directors is responsible for overseeing the Company’s business consistent with its fiduciary duty to the stockholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the Board of Directors that are applicable to directors and there are other skills and experience that should be represented on the Board of Directors as a whole but not necessarily by each director. The Nominating and Corporate Governance Committee considers the qualifications of director candidates individually and in the broader context of the Board of Directors’ overall composition and the Company’s current and future needs.

STOCKholder Recommendations for Nominations to the Board of Directors

We do not currently have a procedure by which security holders may recommend nominees to the Board of Directors. Prior to the listing of our common stock on Nasdaq, as a private company with a limited stockholder base, we did not believe that it was important to provide such a procedure. However, as a publicly traded Nasdaq-listed company with the requirement to hold annual stockholder meetings, we will consider implementing such a policy in the future as our Board of Directors deems necessary.

Communications with the Board of Directors

Stockholders can communicate with the Board of Directors by emailing or calling Robert Blum at Lytham Partners, LLC, who will forward the correspondence to each addressee.

BY EMAIL shph@lythampartners.com	BY PHONE 602-889-9700

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any stockholder requesting a copy in writing from our secretary at our executive offices in Gaithersburg, Maryland. A copy of our code of ethics is available on our website at www.shuttlepharma.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Insider Trading Policies and Procedures

The Company has adopted an insider trading policy, as amended and restated on March 10, 2023 (the “Insider Trading Policy”), overseen by the Company’s corporate secretary, that applies to all (i) directors, (ii) executive officers and (iii) employees who are exposed to insider information (together, the “Covered Persons”). The Insider Trading Policy prohibits the use of material non-public information obtained by Covered Persons through their involvement with the Company when making decisions to purchase, sell, give away or otherwise trade in the Company’s securities or to provide such information to others outside the organization. Under the Insider Trading Policy, material non-public information includes, among other things, significant changes in the Company’s prospects, significant write-downs, liquidity problems, changes in management, extraordinary borrowings, changes in debt, planned public offerings or any other information that may be deemed material to the Company or the Company’s prospects. Further, we have established black-out periods to which all Covered Persons are subject, including quarterly black-out periods, which commence three weeks before the end of each quarter and continue until the quarterly results are disclosed by filing the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The Company may impose black-out periods from time to time as other types of material non-public information occur when material non-public events or disclosures are pending. If the Company imposes a special black-out period, the Company will notify Covered Persons accordingly. Covered Persons are permitted to trade in the Company’s securities only when there is no black-out period in effect and such trade has been pre-cleared by the Company’s corporate secretary, or when a qualified 10b5-1 plan has been established in accordance with federal securities laws.

10

Clawback Policy

While the Company does not presently have in place any significant incentive compensation agreements or awards related to the Company’s overall financial performance, the Company’s Board of Directors has adopted a clawback policy in order to comply with federal securities laws. As such, we have adopted a clawback policy in which we may seek the recovery or forfeiture of incentive compensation paid by us, including cash, equity or equity-based compensation, in the event we restate our financial statements under certain circumstances. The clawback policy applies to our Section 16 officers, any employee who was eligible to receive incentive compensation and whose conduct contributed to the need for a restatement, and any other former Section 16 officer or other employee who contributed to the need for such restatement.

Role of the Board of Directors in Risk Oversight

Members of the Board of Directors have periodic meetings with management and the Company’s independent auditor to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the Board of Directors’ role in risk oversight does not materially affect the leadership structure of the Company.

Director Compensation

Each of our non-employee directors are compensated in accordance with their director offer letters, with each receiving compensation on an annual basis consisting of (i) $25,000 in cash, payable in quarterly installments and (ii) $100,000 in RSUs following initial appointment, with the per share value of such RSUs determined as of the grant date, with additional RSUs awards to be determined annually. Pursuant to director offer letters entered into between each director and our Company, the RSUs vest over a three-year period in one third increments on each of the first, second and third anniversary following the appointment. In addition, non-employee directors are also reimbursed for out-of-pocket costs incurred in connection with attending meetings.

Proposal 1: Election of Directors

What am I voting on and how should I vote?

You are being asked to elect five (5) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting and serve until the next Annual Meeting, or until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees brings a set of experience and qualifications that positions our Board of Directors well to lead the Company in the best interest of stockholders.

The Board of Directors therefore recommends you vote “FOR” each of the nominees set forth below.

Nominees

1.	Anatoly Dritschilo, M.D.

2.	Steve Richards, MBA, CPA

3.	George Scorsis

4.	Oleh Nabyt

5.	Joseph Tung

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2025 Annual Meeting is required to approve Proposal No. 1.

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Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

What am I voting on and how should I vote?

You are being asked to ratify the appointment of Forvis Mazars, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2025.

We do not anticipate a representative from Forvis Mazars, LLP will be present at the Annual Meeting. However, should a representative from Forvis Mazars, LLP choose to attend, they will have the opportunity to participate and respond to appropriate questions that may be posed at the Annual Meeting and will have an opportunity to make a statement if he or she so desires.

Although our governing documents do not require us to submit this matter to stockholders, the Audit Committee and the Board of Directors believe that asking stockholders to ratify the appointment of Forvis Mazars, LLP is consistent with best practices in corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Forvis Mazars, LLP and may retain that firm or another independent accounting firm without resubmitting the matter to the stockholders of the Company for their approval. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We believe that Forvis Mazars, LLP offers professional services in their industry and is sufficiently qualified to conduct their duties as independent auditor.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Forvis Mazars, LLP served as the Company’s independent registered public accounting firm since March 21, 2023 and has audited the Company’s financial statements as incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Fees Paid to the Independent Public Accounting Firm

The following table represents fees for professional audit services for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 rendered by Forvis Mazars, LLP.

	Fiscal year ended December 31,
	2024	2023
Audit Fees [1]	$676,081	$429,555
Other Audit Fees	-	$-
Tax Fees [2]	$-	$-

Total fees	$676,081	$429,555

1.	Audit fees consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements included in the Company’s Form 10-K and review of the financial statements included in the Company’s Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Fees include out of scope costs related to convertible notes and warrants.

2.	Tax fees. Consists of professional services rendered by our principal accountant for tax compliance, tax advice and tax planning.

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Audit Committee Pre-Approval Policies

The Audit Committee is tasked with pre-approving any non-audit services proposed to be provided to the Company by the independent auditor.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility of oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management has primary responsibility for our financial statements, financial reporting process and internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with the standards of the PCAOB. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee the Company’s accounting and financial reporting processes, including the Company’s internal controls over financial reporting, and the audits of the Company’s financial statements, as well as approving any non-audit services proposed by the Company’s independent directors.

In 2024, the Audit Committee met and held discussions with management and the independent auditors. In the discussions related to the Company’s financial statements for fiscal year ended 2024, management represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management the financial statements for fiscal year ended 2024. In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors those matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the written disclosures and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2024 be included in our 2024 annual report on Form 10-K for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Steve Richards (Chair)

George Scorsis*

Oleh Nabyt*

* Messrs. Scorsis and Nabyt joined as the Company’s Board in February 2025 after the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2024. Accordingly, the Form 10-K mentioned in the above Audit Committee’s report was approved by our previous Audit Committee members. Mr. Richards served as our Audit Committee chair before and after the changes to Audit Committee members.

The immediately preceding report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of previous filings under the Securities Act, or the Exchange Act except to the extent that we specifically incorporate such report by reference.

Vote Required

The Board of Directors recommends a vote “FOR” Proposal No. 2. A majority of the shares present in person or by proxy and entitled to vote at our 2025 Annual Meeting is required to approve Proposal No. 2.

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Proposal 3: Advisory Vote on Executive Compensation (“Say on Pay”)

What am I voting on and how should I vote?

This proposal gives our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, in accordance with Section 14A of the Exchange Act, the compensation of our Named Executive Officers (NEOs), as disclosed in this proxy statement.

The Board of Directors therefore recommends you vote “FOR” the resolution that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation, compensation tables, and narrative discussions to be hereby APPROVED.

Approval on an advisory basis of the compensation of our NEOs is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the 2025 Annual Meeting in order to be approved.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 3 IS AS FOLLOWS:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement in the section entitled “Executive Compensation,” including the compensation tables and narrative discussions set forth therein.”

ADVISORY VOTE ONLY

This vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the vote on this proposal.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer and Chief Financial Officer and certain of our other executive officers for 2024 and 2023.

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SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Anatoly Dritschilo M.D., CEO*	2024	274,000	-	-	-	-	-	-	274,000
	2023	287,175	112,000	-	-	-	-	-	399,175

Timothy J. Lorber CFO**	2024	97,641	-	100,000	-	-	-	-	197,641
	2023	-	-	-	-	-	-	-	-

Michael Vander Hoek, VP, CFO**	2024	228,008	-	41,840	-	-	-	-	269,848
	2023	230,530	72,000		-	-	-	-	302,530

Peter Dritschilo, President and COO	2024	236,000	-	-	-	-	-	-	236,000
	2023	242,012	72,000		-	-	-	-	314,012

Tyvin Rich, Chief Medical Officer	2024	218,000	-	-	-	-	-	-	218,000
	2023	220,226	43,000	-	-	-	-	-	263,226

*  Dr. Dritschilo served as Chief Executive Officer since the Company’s formation in December 2012. In March 2025, Dr. Dritschilo assumed the role of Chief Scientific Officer, with his role focused on overseeing clinical trials and scientific development at the Company, while remaining in the position of Chairman of the Board of Directors.

** Michael Vander Hoek served as CFO through June 12, 2024, at which time Timothy Lorber assumed the position of CFO on a part-time basis commencing June 13, 2024 and became full-time CFO on September 9, 2024.

15

Employment Agreement with Anatoly Dritschilo, MD

On June 28, 2019, we entered into an employment agreement with our then Chief Executive Officer and Chairman of the Board of Directors, Anatoly Dritschilo, M.D, which was amended and restated on March 31, 2025 to account for his transition to the position of Chief Scientific Officer and Chairman of the Board of Directors. Under Dr. Dritschilo’s employment agreement, Dr. Dritschilo receives base compensation of $274,000 per year. Dr. Dritschilo also received an initial RSU grant of 22,748 RSUs (2,844 on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), which RSUs vested over three years in substantially equal one-third installments on each one-year anniversary of the agreement. Under the amended and restated employment agreement, Dr. Dritschilo may receive additional RSU grants or equity awards from time to time as may be approved by the Compensation Committee of the Board of Directors Under his employment agreement, if Dr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, Dr. Dritschilo will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Dr. Dritschilo accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Consulting Agreement with Christopher Cooper

On March 11, 2025, we entered into a consulting agreement with Number 2 Capital Corp., a corporation wholly owned by Christopher Cooper, who was initially appointed as our interim Co-Chief Executive Officer and now serves as interim Chief Executive Officer, with responsibility over our capital markets and business capabilities. Under the terms of the consulting agreement, Mr. Cooper will receive compensation of $20,000 per month for a term of six months. Either party may terminate the consulting agreement at any time upon 30 days’ notice, with or without cause.

Employment Agreement with Timothy J. Lorber

On June 10, 2024, we entered into an employment agreement with our Chief Financial Officer, Timothy J. Lorber. Under Mr. Lorber’s employment agreement, he receives base compensation of $227,000 per year and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Lorber also received an initial RSU grant of $100,000 worth of RSU issuable under the Company’s 2018 Plan, which RSUs vest annually in one-third increments commencing on the first anniversary date of the grant of RSU, in accordance with the terms of the RSUs award agreement. Under Mr. Lorber’s employment agreement, if he terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for a period of six months, subject to his continued compliance with certain requirements of his employment agreement.

Employment Agreement with Michael Vander Hoek

On September 1, 2019, we entered into an amended employment agreement with our pervious Chief Financial Officer and Vice President for Operations and Regulatory, Michael Vander Hoek. Under Mr. Vander Hoek’s employment agreement, he receives base compensation of $227,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Vander Hoek also received an initial RSU grant of 6,096 RSUs (762 on a post-reverse split basis) and an additional grant of 12,500 RSUs on a post-reverse split basis on March 8, 2024, which were fully vested on the grant date and issued under the Company’s 2018 Plan. The initial RSU grant vested over three years in substantially equal installments on each one-year anniversary of the agreement. Under Mr. Vander Hoek’s employment agreement, if he terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Mr. Vander Hoek accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022. Effective September 10, 2024, Mr. Vander Hoek assumed the position of Vice President, Regulatory on a full-time basis and ceased serving as our Chief Financial Officer.

Employment Agreement with Peter Dritschilo

On May 30, 2019, we entered into an employment agreement with our President and Chief Operating Officer, Peter Dritschilo. Under Mr. Dritschilo’s employment agreement, Mr. Dritschilo receives base compensation of $236,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Dritschilo also received an initial RSU grant of 10,380 RSUs (1,298 on a post-reverse split basis) issuable under the Company’s 2018 Plan, which RSUs vested over three years in substantially equal installments on each one-year anniversary of the agreement. Under Mr. Dritschilo’s employment agreement, if Mr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Mr. Dritschilo accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

16

Employment Agreement with Tyvin Rich, M.D.

On May 31, 2019, we entered into an employment agreement with our Chief Clinical Officer, Tyvin Rich, M.D. Under Dr. Rich’s employment agreement, Dr. Rich receives base compensation of $218,000 per year and is entitled to a target bonus of $43,000 upon achievement of certain milestones. Dr. Rich also received an initial RSU grant of 3,843 RSUs (481 on a post-reverse split basis) issuable under the Company’s 2018 Plan, which RSUs vest over three years in substantially equal installments on each one-year anniversary of the agreement. Under Dr. Rich’s employment agreement, if Dr. Rich terminates his employment for “Good Reason,” as defined in the agreement, he is entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain provisions of his employment agreement. Dr. Rich accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Employment Agreement with Mira Jung, Ph.D.

Under Dr. Jung’s employment agreement, entered into on May 1, 2023, Dr. Jung receives base compensation of $46,800 per year (representing a 20% time commitment) and is entitled to a target bonus of $14,200 upon achievement of certain milestones. She also received an additional grant worth $20,200 worth of RSUs in May 2023, vesting annually in one-third increments commencing on the first anniversary date of the grant of RSUs. Dr. Jung also received an initial RSU grant of 892 RSUs (112 on a post-reverse split basis) issuable under the Company’s 2018 Plan in May 2019, which RSUs vested over three years in substantially equal installments on each one-year anniversary of the agreement. Under Dr. Jung’s employment agreement, if Dr. Jung terminates her employment for “Good Reason,” as defined in the agreement, Dr. Jung is then entitled to her then applicable base salary for period of 12 months, subject to her continued compliance with certain requirements of her employment agreement. Dr. Jung accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock held by each director and executive officer, by each person known by us to beneficially own 5% or more of our common stock and by directors and executive officers as a group, based on a total of 6,257,693 shares of common stock outstanding as of March 13, 2025.

Unless otherwise stated, the address of the persons set forth in the table is c/o Shuttle Pharmaceuticals Holdings, Inc., 401 Professional Drive, Suite 260, Gaithersburg, MD 20879.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

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Names and addresses	Number of shares of common stock beneficially owned (#)	Percentage of shares of common stock beneficially owned (%)
Directors and Named Executive Officers:
Anatoly Dritschilo, M.D.(2)	639,083	10.2
Christopher Cooper	-	-
Timothy Lorber(3)	-	-
Mira Jung, Ph.D.(4)	135,715	2.1
Michael Vander Hoek	12,982	-
Peter Dritschilo	820	-
Tyvin A. Rich, M.D.	304	-
Steve Richards(5)	214	-
George Scorsis(6)	-	-
Joseph Tung(6)	-	-
Oleh Nabyt(6)	-	-
All directors and officers as a group (eleven persons)	789,118	12.6

Other 5% beneficial owners:
-	-	-

-	Denotes the holder owns less than one percent of the outstanding common stock.

±	The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(1)	This number does not include any shares from the exercise of 19,651,746 pre-funded warrants that remain subject to exercise.

(2)	Consists of (i) 135,650 shares of common stock held of record by Dr. Anatoly Dritschilo, (ii) warrants to purchase 100,382 shares of common stock, exercisable at $1.40 per share, (iii) 138,051 shares of common stock and warrants to purchase 2,500 shares of commons stock, each held of record by Joy Dritschilo, his spouse, and (iv) 262,500 shares of common stock held by PAL Trust, a trust formed for the benefit of Dr. and Mrs. Dritschilo’s adult children and for which a third party serves as external trustee and two of their children serve as co-trustees. The above amounts do not include the potential conversion of a $250,000 convertible note, which may be paid in cash or subject to conversion. Dr. Dritschilo disclaims beneficial ownership over all securities held by Mrs. Dritschilo and PAL Trust.

(3)	Does not include 28,455 RSUs that remain subject to vesting.

(4)	Does not include 1,194 RSUs that remain subject to vesting.

(5)	Does not include 209,791 RSUs that remain subject to vesting.

(6)	Does not include 184,162 RSUs that remain subject to vesting.

18

Related Party Transactions

Unless described below, during the last two fiscal years, there were no transactions or series of similar transactions to which we were a party or will be a party, in which:

●	the amounts involved exceed or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing had, or will have, a direct or indirect material interest.

On December 1, 2020, the Company consolidated two loans obtained in 2018 for a total of $350,000 from Joy Dritschilo, the wife of our then Chief Executive Officer, which loans accrued interest at 7.5% since the date of inception, into a single loan between Mrs. Dritschilo and the Company (the “2018 Consolidated Loan”) such that, with accrued interest, the 2018 Consolidated Loan had a principal balance of $424,005.65, bore interest at a rate of 7.5% per annum, and had a maturity date of December 31, 2021. The 2018 Consolidated Loan was then extended until June 30, 2022, pursuant to an amendment to the 2018 Consolidated Loan agreement dated January 24, 2022. On July 29, 2022, the Company and Mrs. Dritschilo entered into an amendment to the 2018 Consolidated Loan, pursuant to which repayment was extended through June 30, 2023. On January 15, 2023, following closing on the Convertible Note and Warrant offering to Ayrton Capital, the 2018 Consolidated Loan was paid off in full.

On December 1, 2020, the Company consolidated the May 2018 Loan and the September 2019 Loan with our then Chief Executive Officer (the “2019 Consolidated Loan”), such that, with accrued interest, the 2019 Consolidated Loan had a principal balance of $138,448.20, bears interest at the rate of 7.5% per annum, and has a maturity date of December 31, 2021. The 2019 Consolidated Loan was extended until June 30, 2022, pursuant to an amendment to the 2019 Consolidated Loan agreement dated January 24, 2022. On July 29, 2022, the Company and our then Chief Executive Officer entered into an amendment to the 2019 Consolidated Loan, pursuant to which repayment was extended through June 30, 2023.

On June 21, 2021, the Company entered into a loan agreement with Mrs. Dritschilo in the amount of $120,000 (principal), bearing interest at the rate of 7.5% per annum, with a single balloon payment due at maturity on June 21, 2022 (the “June 2021 Loan Agreement”). On July 29, 2022, the Company and Mrs. Dritschilo entered into an amendment to the June 2021 Loan Agreement, pursuant to which repayment was extended through June 30, 2023.

On August 1, 2022, in conjunction with our private placement of $125,000 of units consisting of 10% notes and warrants to purchase common stock, which were sold to three accredited investors in total, Mrs. Dritschilo purchased a $50,000 note and received warrants to purchase 2,500 shares of common stock at $20.00 per share. The notes and warrants were sold pursuant to an exemption from registration pursuant to Rule 506(b) of Regulation D of the Securities Act.

On September 14, 2022, we entered into a manufacturing agreement with TCG GreenChem, the U.S. subsidiary of TCG Lifesciences Pvt Ltd., a global contract research and manufacturing services company located in India. Dr. Chis Senanayake, one of our independent directors who resigned in February 2025, is CEO and CSO of TCG GreenChem and CSO of TCG Lifesciences Pvt Ltd. TCG GreenChem was contracted for process research, development and cGMP compliant manufacture of IPdR, The Company paid TCG GreenChem $450,000 during the year ended December 31, 2022 and a total of $1,096,370 during the year ended December 31, 2023, completing the contract.

On September 4, 2024, the Company entered into a loan agreement with our then Chief Executive Officer, Dr. Anatoly Dritschilo, pursuant to which Dr. Dritschilo loaned the Company of $250,000 (principal), bearing interest at the rate of 12% per annum and which is repayable in 12 substantially equal monthly installments over a one-year period.

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On October 14, 2024, we entered into a securities purchase agreement with our then Chief Executive Officer (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we issued a $250,000 5% original issue discount senior secured convertible note and warrants to purchase up to a total of 100,382 shares of common stock at an exercise price per share equal to $1.40 per share to Dr. Dritschilo. The convertible note matures one year from the date of issuance (the “Term”), accrues interest at the rate of 14.5% per annum, and is convertible at a 110% premium at any time beginning three months after the date of issuance. The Company has the option to prepay the convertible notes at any time, upon 10 days written notice, for 107% of total outstanding balance (the “Optional Prepayment Right”). Any outstanding principal will be paid in conversion of shares of common stock at the end of the Term, subject to the Company’s exercise of the Optional Prepayment Right; any accrued interest will be repaid quarterly in cash. The conversion price of the convertible notes will be the lower of a 15% discount to (i) $1.12072 per share or (ii) the price of any offering entered into by the Company during the Term of the convertible notes, including the Company’s planned follow-on offering. As a result of our March 13, 2025 capital raise, the conversion price was reset to $0.30 per share. The warrants are immediately exercisable after issuance and will remain exercisable for a period of five years from the date of issuance. The exercise price is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. As of December 31, 2024, there was outstanding principal and interest balances for the related party note of $250,000 and $7,955, respectively. Under the fair value option, the senior convertible note is $206,085 as of December 31, 2024.

On March 5, 2025, the Company entered into a loan agreement with our Chief Executive Officer, Dr. Anatoly Dritschilo, pursuant to which Dr. Dritschilo loaned the Company of $75,000 (principal), bearing interest at the rate of 14% per annum and which is repayable with accrued interest in one month.

Review, Approval and Ratification of Related Party Transactions

All related party transactions are subject to the review, approval, or ratification of our Board of Directors or an appropriate committee thereof.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.

To the Company’s knowledge, based solely on our review of the copies of such forms furnished to us and written representations by our officers and directors regarding their compliance with applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% stockholders were met during the year ended December 31, 2024, except for the following:

Delinquent Section 16(a) Reports:

Name	Late Reports	Transactions Covered*	Number of Shares
Chris Senanayake	Form 4	common stock	1,626
Timothy J. Lorber	Form 3	common stock	227,635
Mira Jung	Form 4	common stock	598

Proposal 4: Authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a Reverse Stock Split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-10.

What am I voting on and how should I vote?

You are being asked to authorize the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a Reverse Stock Split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-10. The Board of Directors believes that conducting the Reverse Stock Split is in the best interest of the Company and its stockholders.

The Board of Directors therefore recommends you vote “FOR” the authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split.

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Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2025 Annual Meeting is required to approve Proposal No. 4.

Overview

The Board of Directors has adopted and is recommending that our stockholders approve an amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split of our common stock at a ratio ranging from any whole number between 1-for-3 and 1-for-10, with the exact ratio within such range to be determined by the Board of Directors, or a committee of the Board of Directors, in its discretion, and included in a public announcement, subject to the Board of Directors’ authority to determine when to file the amendment notwithstanding prior stockholder approval of such amendment. Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendment to our Certificate of Incorporation which would be filed with the Secretary of State of the State of Delaware, is attached to this proxy statement as Appendix A.

By approving this proposal, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which a number of outstanding shares of our common stock between three (3) and ten (10), inclusive, would be combined into one share of our common stock. Upon receiving stockholder approval, the Board of Directors will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above (the “Final Ratio”) and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware. The Board of Directors may also elect not to effect any Reverse Stock Split.

The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our common stock, the anticipated impact of the Reverse Stock Split on the trading price of our common stock and on the number of holders of our common stock, and the continued listing requirements of Nasdaq. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-3 to 1-for-10 but would not effect a decrease to the number of shares of common stock that the Company will be authorized to issue, the proposed Reverse Stock Split would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “— Principal Effects of the Reverse Stock Split — Relative Increase in Number of Authorized Shares of common stock for Issuance” below.

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Purpose and Background of Reverse Stock Split

The Board of Directors’ primary objective in asking for authority to effect the Reverse Stock Split is to increase the per-share trading price of our common stock. As background for the Reverse Stock Split, we received a notice on December 31, 2024 from the Nasdaq Listing Qualifications Department (the “Staff”) notifying of our noncompliance with Nasdaq Listing Rule 5550(a)(2) by failing to maintain a minimum bid price for our common stock on the Nasdaq of at least $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were given an initial period of 180 calendar days, or until June 30, 2025 (the “the Grace Period”), to regain compliance with the Minimum Bid Price Requirement. Because the Company had also fallen out of compliance with the Minimum Bid Price Requirement and had been unable to organically regain compliance during the two 180-day grace periods, the Company completed a 1-for-8 reverse stock split on August 13, 2024 in order to maintain its Nasdaq listing. Due to a recent change in the Nasdaq Listing Rules, the Company is only allowed a single 180 day period to regain compliance with the Minimum Bid Price Requirement. As a result, should our stock fail to trade above $1.00 for at least 10 consecutive trading days prior to June 1, 2025, we will have no choice but to effectuate a Reverse Stock Split in order to regain compliance with the Minimum Bid Price Requirement prior to June 30, 2025 and maintain our listing on the Nasdaq Capital Markets.

The Board of Directors believes that the failure of stockholders to approve the Reverse Stock Split could prevent us from maintaining compliance with the Minimum Bid Price Requirement and could inhibit our ability to conduct capital raising activities, among other things. If Nasdaq delists the common stock, then the common stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in common stock may decline and certain institutions may not have the ability to trade in the common stock, all of which could have a material adverse effect on the liquidity or trading volume of the common stock. If the common stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in the common stock as and when desired and we believe our ability to maintain analyst coverage, attractive investor interest, and have access to capital may become significantly diminished as a result.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if approved by the stockholders and implemented by the Company, current stockholders will hold fewer shares of common stock.

Board of Directors’ Discretion to Implement the Reverse Stock Split

The Board of Directors believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of the Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split Ratio to be selected by our Board of Directors, or a special committee designated by our Board of Directors, will be a whole number in a range of 1-for-3 to 1-for-8. The Board of Directors also has the authority to abandon the Reverse Stock Split amendment.

In determining the final ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board of Directors will consider a number of factors, including, without limitation:

●	our ability to maintain the listing of our common stock on Nasdaq;

●	the historical trading price and trading volume of our common stock;

●	the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split;

●	the dilutive impact of any potential exercise of the Company’s outstanding warrants to purchase common stock and the related impact on the trading price of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock;

●	the anticipated impact of a particular ratio on the number of holders of our common stock; and

●	prevailing general market conditions.

We believe that granting the Board of Directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board of Directors chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the final ratio.

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Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

●	the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in our Company; and

●	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our common stock does not increase as a result of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

Issued and outstanding shares of common stock

If the Reverse Stock Split is approved and effected, each holder of our common stock immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the final ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, as described below under “— Fractional Shares.” After the Reverse Stock Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock, respectively, now authorized common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

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Relative increase in number of authorized shares of common stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock. Although the number of authorized shares of our capital stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the final ratio. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the proposed Reverse Stock Split amendment is approved, all or any of the authorized and unissued shares of our common stock may be issued in the future for such corporate purposes and such consideration as the Board of Directors deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share. The Company regularly considers its capital requirements and may need to conduct equity offerings of common stock in the future. The relative increase in the number of shares of common stock would enable the Company to retain flexibility to address capital requirements, including the ability to conduct equity offerings of common stock.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates (if applicable)

If the proposed amendment to our Certificate of Incorporation is approved by the Company’s stockholders and our Board of Directors determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at the time the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the final ratio contained in the Certificate of Amendment

Registered “book-entry” holders of common stock

If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

Fractional shares

To avoid having any fractional shares of Common Stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of the post-Reverse Stock Split Common Stock to any shareholder who would have been entitled to receive a fractional share as a result of the process; provided that fractional shares of Common Stock subject to outstanding equity awards shall be aggregated until, and eliminated at, the time of exercise or settlement by rounding-up for fractional shares, unless otherwise determined by the Compensation Committee of the Board of Directors, or the Board of Directors as a whole, as applicable, or as otherwise required by applicable law. Each holder of shares of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

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No Appraisal Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Anti-takeover Effects of Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other change in control transaction). Our Board of Directors is permitted to issue preferred stock with rights senior to those of our common stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our Board of Directors is not presently aware of any attempt to acquire control of the Company, and the Reverse Stock Split proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of common stock. This summary is based upon the provisions of the Code, regulations promulgated by the U.S. Department of the Treasury thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders of our common stock in light of their particular circumstances or to U.S. Holders of our common stock that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations or governmental organizations; (iv) brokers or dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members, S corporations or other pass-through entities; (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders; or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

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THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVISE. EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS, UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of fractional shares, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered.

Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the U.S. Holder’s adjusted tax basis in the shares of common stock surrendered that is allocable to such fractional share. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of common stock surrendered exceeded one year at the effective time of the Reverse Stock Split. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A U.S. Holder may be subject to information reporting with respect to any cash received in lieu of a fractional share in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service. Stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

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Proposal No. 5: The approval of the first amendment to Shuttle Pharmaceuticals Holdings, Inc.’s 2018 Equity Incentive Plan to increase the amount of shares reserved for issuance by 5,000,000 shares of common stock.

What am I voting on and how should I vote?

You are being asked to approve the first amendment to Shuttle Pharmaceuticals Holdings, Inc.’s 2018 Equity Incentive Plan to increase the amount of shares reserved for issuance by 5,000,000 shares of common stock. The Board of Directors believes that increase the number of shares reserved under the Company’s 2018 Equity Incentive Plan is in the best interest of the Company and its stockholders as it will allow for the issuance of additional equity incentive awards to the Company’s employees, directors and consultants.

The Board of Directors therefore recommends you vote “FOR” the approval of the first amendment to Shuttle Pharmaceuticals Holdings, Inc.’s 2018 Equity Incentive Plan to increase the amount of shares reserved for issuance by 5,000,000 shares of common stock.

We are seeking stockholder approval of the first amendment (the “First Amendment”) to the Company’s 2018 Plan to increase the amount of shares reserved for issuance under the 2018 Plan by 5,000,000 shares. The 2018 Plan provides eligible officers, directors, key employees and other key individuals an incentive to contribute to the success of the Company and to operate and manage our business in a manner that provides for the Company’s long-term growth and profitability and provides a means of obtaining, rewarding and retaining key personnel. In the judgment of the Board of Directors, awards under the 2018 Plan are a valuable incentive that serves to the ultimate benefit of stockholders by aligning more closely the interests of 2018 Plan participants with those of our stockholders.

The Board of Directors have approved the First Amendment, subject to and effective upon approval from the Company’s stockholders at the 2025 Annual Meeting.

To date, there have been 1,173,675 shares of our common stock granted under the 2018 Plan, of which 796,925 remain subject to vesting and, at present, there are 679,434 shares remaining available for issuance under the 2018 Plan.  Accordingly, we are asking our stockholders to approve the First Amendment to increase the number of shares of our common stock reserved for issuance under the 2018 Plan by 5,000,000 additional shares. If our stockholders approve the First Amendment, it will become effective on the date of our annual meeting, at the time we confirm such stockholder approval. If our stockholders do not approve the First Amendment, we will only grant awards under the 2018 Plan until the shares available for issuance thereunder are exhausted. The Board of Directors believes that, if the First Amendment is not approved, the current share reserve under the 2018 Plan would be insufficient to align the interests of key individuals with our stockholders through equity-based compensation. Accordingly, such a shortage could compromise and disrupt our compensation program as well as impair our ability to obtain, reward and retain key personnel, or require us to shift our compensation plan to include more cash compensation.

On the Record Date, the closing price of our common stock was $0.428 per share.

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2025 Annual Meeting is required to approve Proposal No. 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FIRST AMENDMENT TO THE 2018 PLAN TO INCREASE THE AMOUNT OF SHARES RESERVED FOR ISSUANCE

Description of the First Amendment

The sole aspect of the 2018 Plan to be amended by the proposed First Amendment is to increase the number of shares reserved for issuance under the 2018 Plan by 5,000,000 shares. No other provisions of the 2018 Plan are modified, amended, revised, or otherwise changed by the First Amendment. The specific terms of the 2018 Plan, such as who is eligible to receive awards under the 2018 Plan, the terms of awards, vesting periods, the exercise price of any options, and any expiration of these awards, as well as the tax consequences of the awards which may be made under the 2018 Plan, are set forth in the 2018 Plan, as approved by the Company’s stockholders.

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This summary does not purport to be a complete description of all the terms of the First Amendment and is qualified in its entirety by reference to the complete text of the First Amendment, which is attached to this Proxy Statement as Appendix B.

Description of the Material Terms of the 2018 Plan

A description of the provisions of the 2018 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2018 Plan, a copy of which is attached as Exhibit 10.2 to our Annual Report on Form 10-K filed with the SEC on February 26, 2025.

Administration. The 2018 Plan is administered by the Board of Directors or its committees in accordance with applicable laws. Different committees may administer for different groups of service providers. The administrator has full power to select participants, determine award types and amounts, interpret provisions, and make all decisions regarding the 2018 Plan.

Common Stock Reserved for Issuance under the 2018 Plan. The current maximum aggregate number of shares that may be awarded and sold under the 2018 Plan is 3,000,000 shares, of which approximately 679,434 shares remain available for issuance as of the date of the proxy statement. If the First Amendment is approved by our stockholders, the maximum aggregate number of shares that may be awarded and sold under the 2018 Plan will be 8,000,000 shares. If an award expires or becomes unexercisable without being exercised in full, or is forfeited or repurchased, these shares will become available for future grants.

Eligibility. Awards may be made to service providers (employees, directors and consultants) of the Company or any affiliate of the Company. Incentive stock options may only be granted to employees.

Options. The 2018 Plan permits granting of options to purchase shares intended to qualify as incentive stock options or non-qualified stock options. The exercise price must be at least 100% of fair market value on the grant date (110% for certain 10% stockholders receiving ISOs). The term may not exceed 10 years (5 years for certain 10% stockholders receiving ISOs).

Other Awards. The administrator may also award stock appreciation rights, which are rights to receive payment based on the increase in fair market value; restricted stock, which refers to shares subject to restrictions and risk of forfeiture; restricted stock units, which are bookkeeping entries representing share value; and performance units/shares, which are awards that may be earned upon achievement of performance objectives.

Effect of Certain Corporate Transactions. In the event of a change in control, outstanding awards may be assumed, substituted, or accelerated, as determined by the administrator. Change in control includes 50% ownership changes, Board of Directors’ composition changes, and substantial asset sales.

Transferability. Awards generally may not be sold, transferred, pledged, or assigned other than by will or laws of descent and distribution, unless the administrator determines otherwise.

Adjustments. The administrator will make appropriate adjustments to outstanding awards in the event of stock splits, dividends, or similar corporate events.

Amendment or Termination of the 2018 Plan. The administrator may amend, alter, suspend or terminate the 2018 Plan at any time. The 2018 Plan terminates 10 years from its effective date.

New Plan Benefits

Because future awards of stock options, restricted stock or other equity awards under the 2018 Plan will be made at the discretion of the Compensation Committee, no data can be provided regarding the benefits or amounts that will be received by any participant or groups of participants if the First Amendment is approved.

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Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024, a total of 1,109,741 RSUs have been granted to our executive officers and directors under our 2018 Equity Incentive Plan (the “Plan”), of which 29,263 RSUs had vested and 1,079,645 remain subject to vesting. The Company has filed a registration statement on Form S-8 (SEC File No. 333-268758) to register shares granted under the Plan.

The following table sets forth information concerning the number of shares of common stock underlying outstanding equity incentive awards for each of our executive officers as of December 31, 2024:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock not yet Vested (#))	Market Value of Shares or Units not yet Vested ($)
Mira Jung[1]	5/1/23	-	-	-	-	1,194	$1,026
Timothy Lorber[2]	6/13/24	-	-	-	-	28,455	$24,443

(1)	These restricted stock units vest in two installments on the anniversary of the grant date.
(2)	These restricted stock units vest in three installments on the anniversary of the grant date.

Each of our executive officers has entered into an employment agreement with us. The employees each will receive compensation on an annual basis in cash, payable in monthly installments commencing at the completion of our IPO, as well as restricted stock units (“RSUs”) subject to achieving certain key performance indicators. Certain of our executive officers are entitled to various target bonuses, upon achievement of certain milestones. The terms of the employment agreements are as follows:

Questions and Answers About the Meeting

Why am I receiving these materials?

You are receiving these materials because you were a stockholder of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) as of March 13, 2025, which is the Record Date of our 2025 Annual Meeting of Stockholders. Our 2025 Annual Meeting of Stockholders will be held virtually on Friday, May 9, 2025 at www.virtualshareholdermeeting.com/SHPH2025.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that i vote?

PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM
The Board of Directors recommends that you vote FOR the ratification of the Company’s independent auditor, Forvis Mazars, LLP, for the fiscal year ending December 31, 2025.

PROPOSAL 3: EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote FOR approval of the Company’s executive compensation plan, on an advisory basis. We believe the numbers that we have prepared are fair and in the best interest of the Company’s executives and stockholders.

PROPOSAL NO. 4: AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO IN THE RANGE OF 1-FOR-3 TO 1-FOR-10

The Board of Directors recommends that you vote FOR authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-10. We believe that conducting the Reverse Stock Split is in the best interest of the Company and its stockholders.

PROPOSAL NO. 5: APPROVAL OF THE FIRST AMENDMENT TO THE SHUTTLE PHARMACEUTICALS HOLDINGS, INC. 2018 EQUITY INCENTIVE PLAN TO INCREASE THE AMOUNT OF SHARES RESERVED FOR ISSUANCE BY 5,000,000 SHARES OF COMMON STOCK

The Board of Directors recommends that you vote FOR the first amendment to the Shuttle Pharmaceuticals Holdings, Inc. 2018 Equity Incentive Plan to increase the amount of shares reserved for issuance by 5,000,000 shares of common stock. We believe that increase the number of shares reserved under the Company’s 2018 Equity Incentive Plan is in the best interest of the Company and its stockholders.

Who is entitled to vote at the Annual Meeting?

You can vote your shares of common stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 6,257,693 shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting.

What do I need to do to attend the VIRTUAL Meeting?

To attend the meeting online, you will need to log into our 2025 Annual Meeting approximately 10 - 15 minutes before the start of the meeting, which commences at 12:00 P.M. ET on May 9, 2025 at www.virtualshareholdermeeting.com/SHPH2025. You may attend as a stockholder, which will entitle you to vote and ask questions, or you may attend as a guest.

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What is the difference between holding shares as a sTOCKholder of record and as a beneficial owner?

Stockholders of Record (shares registered in your name):

You hold your shares directly and may vote your shares in accordance with the instructions on your proxy card.

Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

You hold your shares through a brokerage firm and will have to provide instructions to your broker to vote your shares for you.

How do I vote and what are the voting deadlines?

Stockholders of Record (shares registered in your name):

VIA THE INTERNET	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode available on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EST on May 8, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE	VOTE BY PHONE - 1 - 800 - 690 - 6903 - Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EST on May 8, 2025. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL	VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

AT THE VIRTUAL MEETING	Attend the virtual meeting by going to www.virtualshareholdermeeting.com/SHPH2025 and logging in using the information contained on your proxy card.

DEADLINE	In order for your vote to count, you must vote by May 8, 2025 at 11:59 P.M. EST. After that, the only way to cast your vote will be by attending the meeting on May 9, 2025 at 12 pm EST.

Can I change my vote or revoke my proxy?

Stockholders of Record (shares registered in your name):

Yes. You can revoke your proxy vote at any time before it is exercised at the Annual Meeting in any of these three ways:

●	by submitting written notice revoking your proxy card to the Secretary of the Company;
●	by submitting another proxy via the Internet or by mail that is dated after your original proxy vote and, if by mail, it is properly signed; or
●	by attending the Annual Meeting and voting at that time.

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Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

If your shares of Shuttle Pharmaceuticals common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the Annual Meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the Annual Meeting is:

●	Proposal 2: Ratification of the appointment of Forvis Mazars, LLP as the Company’s independent auditor for fiscal year ending December 31, 2025.

The Company expects that the Reverse Stock Split proposal will be treated as a non-routine matter, which means that your broker or other nominee will not have discretionary authority to vote your shares held in street name on this matter. Accordingly, in the absence of your voting instructions, your broker or nominee may not vote your shares on Proposal 4. Accordingly, all other matters to be acted upon at the Annual Meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matters:

●	Proposal 1: Election of the five directors named in this proxy statement.
●	Proposal 3: Approval (on an advisory basis) of the Company’s executive compensation.
●	Proposal 4: Authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a Reverse Stock Split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-10.
●	Proposal 5: Approval of the first amendment to the Shuttle Pharmaceuticals Holdings, Inc.’s 2018 Equity Incentive Plan to increase the amount of shares reserved for issuance by 5,000,000 shares of common stock.

What is the effect of giving a proxy?

Whichever method you use to transmit your voting instructions, your shares of Shuttle Pharmaceuticals common Stock will be voted as you direct. If you designate the proxy named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:

●	Proposal 1: FOR ALL NOMINEES for the election of directors.
●	Proposal 2: FOR the ratification of the appointment of Forvis Mazars, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2025.
●	Proposal 3: FOR the approval (on an advisory basis) of the Company’s executive compensation.
●	Proposal 4: FOR the authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a Reverse Stock Split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-10.
●	Proposal 5: FOR the approval of the first amendment to the Shuttle Pharmaceuticals Holdings, Inc. 2018 Equity Incentive Plan to increase the number of shares reserved for issuance by 5,000,000 shares of common stock.
●	FOR any other matters that may arise at the Annual Meeting, such matters will be voted in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.

If you vote in advance using one of the methods described above, then you may still attend and vote at the Annual Meeting. Please see Revoking a Proxy below for additional details.

If you vote your proxy, your vote must be received by 11:59 P.M. U.S. EST on May 8, 2025 in order for your vote to be counted.

What are the effects of abstentions and broker non-votes?

Abstentions and broker-non-votes will be counted for purposes of determining the presence of quorum but will have no effect on the outcome of the votes for the matters set forth in the proxy statement.

An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

31

What is a quorum?

Under our third amended and restated bylaws, as adopted on February 19, 2025, a quorum at all meetings of our stockholders requires one-third of the holders of shares of capital stock issued and outstanding entitled to vote, represented in person or by proxy.

How many votes are needed for approval of each proposal?

All of the proposals require the approval of a majority of stockholders voting on each matter.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

We do. In addition to sending you these materials and posting them on the internet, some of our employees may contact you by telephone, by mail, by fax, by email or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders.

What does it mean if I received more than one Notice?

This may be in error or otherwise reflect that you hold shares in different names. In addition, we may send reminders to ensure that stockholders vote their shares.

Is my vote confidential?

Yes.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Our annual report, including financial statements for the fiscal year ended December 31, 2024, is being mailed to stockholders with this proxy statement. If a single copy of the annual report and proxy statement was delivered to an address that you share with another stockholder, you may request a separate copy by contacting us at Investor Relations, Lytham Partners, LLC, Robert Blum via Phone at 602-889-9700 or email at shph@lythampartners.com.

How can I find out the results of the voting at the Annual Meeting?

We will be filing with the SEC a Current Report on Form 8-K reporting the results of the Annual Meeting. This Current Report should be filed within four business days of the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as Directors?

January 8, 2026

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Other Matters

Stockholders’ proposals for the 2026 annual meeting

A stockholder of record may present a proposal for action at the 2026 Annual Meeting provided that we receive the proposal at our executive office no later than January 8, 2026. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2026 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Exchange Act, to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before January 8, 2026.

Fiscal Year 2024 Annual Report and SEC Filings

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements, or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at –1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at www.sec.gov.

Company Website

The Company’s SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available on our website at www.shuttlepharma.com.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 31, 2025. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY, WHETHER ONLINE, BY TELEPHONE OR MAIL. WE URGE YOU TO VOTE YOUR SHARES NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

/s/ Anatoly Dritschilo
Name: Anatoly Dritschilo, M.D.
Title: Chairman of the Board of Directors

33

Appendix A

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

The undersigned, being the Co-Chief Executive Officer of Shuttle Pharmaceuticals Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby amend and certify as follows:

1. That the name of the Corporation is Shuttle Pharmaceuticals Holdings, Inc. and that the Corporation was originally incorporated pursuant to the Delaware General Corporation Law (“DGCL”) on April 5, 2018.

2. That this Certificate of Amendment, which is being filed to amend the Corporation’s amended and restated certificate of incorporation, dated June 8, 2018 (the “Amended and Restated Certificate of Incorporation”), as amended on March 31, 2022, June 22, 2022 and August 6, 2024, has been duly adopted by the Corporation’s board of directors and stockholders in accordance with the provisions of section 242 and 245 of the DGCL.

Article FOURTH of the Amended and Restated Certificate of Incorporation will be amended to replace Section 4.5 as follows:

“4.5. Reverse Stock Split. Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each [    ] shares of the Corporation’s common stock, par value of $0.00001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one (1) fully paid and nonassessable share of common stock, par value of $0.00001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.”

3. That this Certificate of Amendment shall be effective as of [   ] p.m. ET on [    ], 2025.

4. Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [   ] day of [    ], 2025.

Anatoly Dritschilo
Chairman of the Board of Directors

Appendix B

AMENDMENT NO. 1

TO

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

2018 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) heretofore established, and the Company’s shareholders have approved, the 2018 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to increase the number of shares available for issuance under the Plan by 5,000,000 shares;

WHEREAS, Section 18(a) of the Plan permits the Board to amend the Plan, subject, in the case of amendments requiring shareholder approval under the rules of any securities exchange on which the shares may then be listed, to the approval by the Company’s shareholders of such amendment;

WHEREAS, this amendment shall be submitted to the Company’s shareholders for approval and, contingent on such approval, shall become effective as of the date on which the Company’s shareholders approve such amendment (the “Effective Date”);

WHEREAS, if the Company’s shareholders fail to approve this amendment, the existing Plan shall continue in full force and effect;

NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 18(a) of the Plan, provided the Company’s shareholders approve this amendment, the Plan shall be amended as follows, effective as of the Effective Date:

1.	Section 3(a) is hereby amended to read as follows:

“(a) Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan (the “Share Authorization”) shall be equal to the sum of (i) five million (5,000,000) Shares; plus (ii) three million (3,000,000) Shares, which is the number of shares that were authorized for grant under the Plan as originally adopted. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.	Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged.

[Signature Page Follows]

IN WITNESS THEREOF, the undersigned has executed this Amendment No. 1 to the Shuttle Pharmaceuticals Holdings, Inc. 2018 Equity Incentive Plan.

By:
Name:	Christopher Cooper
Title:	Interim Chief Executive Officer
Date:	_________________, 2025

SHUTTLE PHARMACEUTICALS

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
401 PROFESSIONAL DRVE, SUITE 260
GAITHERSBURG, MD 20879

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

SCAN TO VIEW MATERIALS & VOTE

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Anatoly Dritschilo 02 Steven Richards 03 George Scorsis 04 Oleh Nabyt 05 Joseph Tung

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000671056_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Proxy Statement, 10K Wrap is/are available at www.proxyvote.com

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Annual Meeting of Shareholders
May 9, 2025 12:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Anatoly Dritschilo and Michael Vander Hoek, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SHUTTLE PHARMACEUTICALS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 12:00 PM EDT on May 9, 2025 via internet at www.virtualshareholdermeeting.com/SHPH2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

00006/1056_2 R1.0.0.2